Consent of Independent Registered Public Accounting Firm

Fidelity Bancorp, Inc.

Pittsburgh, Pennsylvania

We hereby consent to the incorporation in the Prospectus constituting a part of this Pre-Effective Amendment No. 2 to Form S-3 Registration Statement of our report dated December 18, 2007, relating to the 2007 consolidated financial statements of Fidelity Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Pittsburgh, Pennsylvania

March 6, 2009